                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                             CONTROL DATA SYSTEMS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     RALPH W. BEHA
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

(CONTROL DATA LOGO)

                         NOTICE OF 1994 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                           CONTROL DATA SYSTEMS, INC.
                          4201 LEXINGTON AVENUE NORTH
                       ARDEN HILLS, MINNESOTA 55126-6198

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                            WEDNESDAY, MAY 18, 1994

To Our Stockholders:

    The 1994 Annual Meeting of Stockholders of Control Data Systems, Inc., will be held on Wednesday, May 18, 1994, at the Hotel Intercontinental, 111 East 48th Street, New York, New York, at 10:00 a.m. Eastern Daylight Time, for the following purposes:

    1.  Elect six Directors.

    2. Approve appointment of KPMG Peat Marwick as Company's independent auditors.

    3. Approve adoption of amendments to the 1992 Equity Incentive Plan in order to:

        (i) increase the number of shares available for grant from 2,400,000 to 2,900,000;

        (ii) provide for the annual grant of options to purchase 5,000 shares to each of the non-employee Directors of the Company; and

       (iii) establish the maximum number of options that may be granted to any one individual during a one-year period at 300,000.

    These items are more fully described in the following pages of the Proxy Statement.

    Stockholders of record at the close of business on March 22, 1994, will be entitled to vote at the Meeting and any adjournments of the Meeting.

                                          By Order of the Board of Directors,

                                          Ralph W. Beha
                                          GENERAL COUNSEL AND SECRETARY

Dated: April 1, 1994

                            YOUR VOTE IS IMPORTANT.
                    PLEASE DATE AND SIGN ENCLOSED PROXY CARD
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTROL DATA LOGO)

                                                       Control Data Systems,
                                                       Inc.
                                                       4201 Lexington Avenue
                                                       North
                                                       Arden Hills, MN
                                                       55126-6198

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1994

                            ------------------------

    BACKGROUND. Control Data Systems, Inc. ("Control Data" or "the Company") was established through the transfer by Ceridian Corporation of its Computer Products business to the Company and Ceridian's subsequent immediate spin-off, in July of 1992, of the Company to Ceridian's stockholders as a stock dividend. Since August, 1992 the Common Stock of the Company has been traded on the Nasdaq National Market System. This Proxy Statement is being furnished in connection with the second annual meeting of the Company's stockholders since the spin-off.

    SOLICITING OF PROXY. The Company's Board of Directors is soliciting the accompanying Proxy for use at the Annual Meeting of Stockholders of Control Data to be held on May 18, 1994, and at any adjournments thereof. This Proxy Statement and the related Proxy and Notice of Annual Meeting are being mailed to stockholders beginning on or about April 1, 1994.

    PROXY VOTING PROCEDURES. A Proxy Card is enclosed. In order to register your vote, please complete, date and sign the Proxy Card and return it in the envelope supplied. A Proxy may be revoked at any time before it is exercised by filing a written revocation with the Company's Secretary, by delivering to the Company's Secretary a new written proxy, or by attending the Meeting and voting in person.

    When stock is registered in the name of more than one person, EACH such person must sign the Proxy. If the stockholder is a corporation, the Proxy must be signed in its corporate name by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian, custodian or in any other representative capacity, the signer's full title must be given.

    Shares represented by a properly executed Proxy received by Control Data prior to the Meeting and not revoked will be voted in accordance with the instructions of the stockholder or, if no instructions are indicated, they will, subject to the following, be voted in accordance with the recommendations of the Board of Directors. If a stockholder abstains from voting as to any item, then the shares held by such stockholder shall be deemed present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such item, but such shares shall not be deemed to have been voted in favor of such item. Therefore, abstentions as to an item will have the same effect as votes against such item. If a broker returns any "nonvotes," indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on such item, then the shares covered by such nonvotes shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the Meeting for purposes of calculating the vote required for approval of such item.

    RECORD DATE AND QUORUM. Stockholders are entitled to one vote for each share of Control Data Common Stock, $.01 par value, they hold of record as of the close of business on March 22, 1994. Holders are not entitled to cumulative voting rights in the election of directors. On the March 22, 1994 record date, 13,669,205 shares of Control Data Common Stock were outstanding. A quorum (a majority of the outstanding shares) must be represented at the Meeting in person or by proxy to transact business.

                 STOCKHOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

    CERTAIN BENEFICIAL OWNERS. The following table shows information concerning each person who to the best of Control Data's knowledge, was the beneficial owner of more than 5% of Control Data Common Stock as of March 22, 1994.

                                                                                          AMOUNT AND
                                                                                           NATURE OF
                                                                                          BENEFICIAL      PERCENT OF
                         NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP         CLASS
- --------------------------------------------------------------------------------------  ---------------  -------------
Ark Asset Management Co., Inc.                                                             1,270,988(1)         9.3%
  One New York Plaza
  New York, NY 10004
Silicon Graphics, Inc.                                                                     1,185,224(2)         8.7%
  2011 North Shoreline Boulevard
  Mountain View, CA 94309
State of Wisconsin Investment Board                                                        1,140,000(3)         8.3%
  PO Box 7842
  Madison, WI 53707
Harris Associates Investment Trust                                                         1,014,000(4)         7.4%
  Series Designated The Oakmark Fund
  Two North LaSalle Street, Suite 500
  Chicago, IL 60602

- ------------------------
(1) Represents sole power to vote 952,763 shares and sole power to dispose of 1,228,388 shares.
(2)   Represents sole power to vote and dispose of all 1,185,224 shares.
(3)   Represents sole power to vote and dispose of all 1,140,000 shares.
(4)   Represents shared power to vote and dispose of all 1,014,000 shares.

    MANAGEMENT STOCKHOLDINGS. The following table shows the Control Data Common Stock beneficially owned by each Control Data director, each executive officer named in the Summary Compensation Table and by all directors and executive officers (including the named individuals) as a group as of March 22, 1994.

                                                                                            AMOUNT AND
                                                                                             NATURE OF      PERCENT
                                                                                            BENEFICIAL         OF
                                NAME OF BENEFICIAL OWNER                                   OWNERSHIP (1)     CLASS
- -----------------------------------------------------------------------------------------  -------------  ------------
W. Donald Bell...........................................................................       8,332          *
Grant A. Dove............................................................................       8,332          *
Marcelo A. Gumucio.......................................................................        8,332        *
W. Douglas Hajjar........................................................................        8,332        *
Keith A. Libbey..........................................................................        8,582        *
James E. Ousley..........................................................................      133,194           1.0  %
Mark W. Perry............................................................................          -0-  (2)     *
Jerry J. Johnson.........................................................................       45,082           0.3  %
Joseph F. Killoran.......................................................................       30,293           0.2  %
Dieter Porzel............................................................................       27,465           0.2  %
Roger D. Shober..........................................................................       37,399           0.3  %
All directors and executive officers as a group
  (13 persons) (2).......................................................................      355,805           2.6  %

- ------------------------
 *    Less than 0.1%
(1) Except as otherwise noted, each person or group named in the table has sole power to vote and dispose of all shares listed for such person or group. Shares not currently outstanding but deemed beneficially owned by virtue of the right of the person to acquire them as of March 22, 1994, or within 60 days of such date (on or before May 21, 1994), are treated as also outstanding only when determining the amount and percent owned by such person or by the group. Such additional shares so considered outstanding are as follows: Mr. Bell, 8,332 shares; Mr. Dove, 8,332 shares; Mr. Gumucio, 8,332 shares; Mr. Hajjar, 8,332 shares, Mr. Libbey, 8,332 shares; Mr. Ousley, 133,178 shares; Mr. Johnson, 42,582 shares; Mr. Killoran, 28,700 shares; Mr. Porzel, 27,465 shares; Mr. Shober, 37,399 shares; all directors and executive officers as a group, 350,514 shares.
(2) Does not include the 1,185,224 shares owned by Silicon Graphics, Inc. ("SGI"). Mr. Perry is Vice Chairman and a director of SGI and disclaims beneficial ownership of these shares owned by SGI.

                                 ITEM NUMBER 1
                             ELECTION OF DIRECTORS

GENERAL INFORMATION

    In accordance with the Company's Bylaws, the Board of Directors has set the number of directors at seven. The Board has nominated six of its current members as the slate recommended for election at the 1994 Annual Meeting. A seventh member, Mark W. Perry, has notified the Company that he will not seek reelection due to the decision by Silicon Graphics, Inc. ("SGI") to relinquish its right to designate a director pursuant to the Stock Purchase Agreement between SGI and the Company dated July 31, 1992. The Board is currently in the process of selecting a seventh nominee, although it does not expect the selection process to be completed before the Annual Meeting. Following the Annual Meeting, the Board will elect a new member to fill the vacancy left by Mr. Perry's departure following the end of his term. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED BELOW. The election of directors is decided by a plurality of the votes cast.

    Directors elected at the 1994 Meeting will hold office until the next Annual Meeting and until their successors are duly chosen and qualify, or until their earlier resignations or removal. The Board of Directors has inquired of each nominee and has ascertained that each will serve if elected. In the event that any of these nominees should become unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by the Proxy Cards returned will be voted for such substitute nominees unless an indication to the contrary is noted on the Proxy Card.

                                                                                                              DIRECTOR
           NAME                          PRINCIPAL OCCUPATION AND OTHER INFORMATION                   AGE       SINCE
- --------------------------  ---------------------------------------------------------------------     ---     ---------
W. DONALD BELL              W. Donald Bell is the founder, President and Chief Executive  Officer     56       August
                             of  Bell Microproducts, Inc., a distribution company specializing in               1992
                             semiconductors, computer products,  and manufacturing services.  Mr.
                             Bell founded Microproducts, Inc. in 1988.
GRANT A. DOVE               Grant  A.  Dove  is a  Managing  Partner of  Technology  Strategies &     65       August
                             Alliances, a  strategic planning  and investment  banking firm.  Mr.               1992
                             Dove  joined  TS&A  in  1991. From  1987-1992,  Mr.  Dove  served as
                             Chairman   of   the   Board   and   Chief   Executive   Officer   of
                             Microelectronics  and Computer  Technology Corporation  (MCC). He is
                             Chairman of the Board and a  director of OPTEK Technology, Inc.  Mr.
                             Dove  is also  a director  of Western  Company of  North America, US
                             West, Inc., Merit Technology, Inc. and MCC.

                                                                                                              DIRECTOR
           NAME                          PRINCIPAL OCCUPATION AND OTHER INFORMATION                   AGE       SINCE
- --------------------------  ---------------------------------------------------------------------     ---     ---------
MARCELO A. GUMUCIO          Marcelo A. Gumucio  is the  President, Chairman  and Chief  Executive     56       August
                             Officer  of  Memorex  Telex,  N.V.,  an  international  organization               1992
                             engaged in the development, manufacture, distribution and  servicing of  plug compatible computer peripheral products, personal computers and computer media products. Mr. Gumucio joined Memorex Telex,  N.V.
                             in  1992.  Prior to  joining Memorex  Telex,  N.V., Mr.  Gumucio was
                             President of Gumucio, Burke & Associates, a private investment  firm he  founded  in 1990.  Mr.  Gumucio was  President,  Chief Operating
                             Officer and member of the Board of Directors of Cray Research,  Inc.
                             from  March 1988  to July  1990. Mr. Gumucio  is also  a director of
                             Memorex Telex, N.V.
W. DOUGLAS HAJJAR           W. Douglas Hajjar is Vice  Chairman of Cadence Design Systems,  Inc.,     46       August
                             an  electronic design  automation vendor.  Mr. Hajjar  has been Vice               1992
                             Chairman since  December  1991  when Cadence  Design  Systems,  Inc.
                             completed  its merger with  Valid Logic Systems  Inc. From September
                             1987 through  December  1991,  Mr. Hajjar  was  Chairman  and  Chief
                             Executive  Officer of Valid Logic Systems, Inc. Mr. Hajjar is also a director of  Cadence  Design  Systems,  Inc.  and  Frame  Technology
                             Corporation.
KEITH A. LIBBEY             Keith A. Libbey is a member and Chairman of the Board of Fredrikson &     56       August
                             Bryon, P.A., a law firm in Minneapolis, Minnesota.                                 1992
JAMES E. OUSLEY             James E. Ousley has been President and Chief Executive Officer of the     48       August
                             Company  since the spin-off  of the Company  from Ceridian effective               1992
                             July 31,  1992.  Mr. Ousley  was  President of  Ceridian's  Computer
                             Products  business since April 1989 and was Executive Vice President of Ceridian from February  1990 until the  spin-off of the  Company.
                             From  January 1989  to April  1989, Mr.  Ousley was  Vice President,
                             Marketing and Sales  for Ceridian's Computer  Products business  and prior thereto he held various positions with Ceridian. Mr. Ousley is also a director of Memorex-Telex N.V.

    Any stockholder who intends to make a nomination at an annual meeting must deliver, not less than 50 nor more than 75 days prior to the particular annual meeting, a notice to Control Data's Corporate Secretary setting forth: the name and address of the stockholder who intends to make the nomination; the class and number of shares of stock of the Company which are beneficially owned by the stockholder; the name, age, business address and residence address of each nominee being proposed by the stockholder; the principal occupation or employment of each nominee; the class and number of shares of stock of the Company which are beneficially owned by each nominee; such other information concerning each nominee that would be required, under the rules of the Securities and

Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and a signed consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

BOARD AND BOARD COMMITTEE MEETINGS

    The Company's Board of Directors held five Board meetings in fiscal year 1993, including two by teleconference. The standing committees of the Board of Directors include the Audit Committee and the Compensation Committee. No director missed more than one meeting of the Board of Directors and none missed meetings of Board committees on which the director served. The Board does not have a standing nominating or similar committee.

    AUDIT COMMITTEE. The Audit Committee held two meetings in fiscal year 1993. Committee members are Mr. Libbey (Chair), Mr. Dove and Mr. Perry. The Committee reviews Control Data's annual financial statements; makes recommendations regarding Control Data's independent auditors and scope of auditor services; reviews the adequacy of accounting and audit policies, compliance assurance procedures and internal controls; reviews nonaudit services performed by auditors to maintain auditors' independence; and reports to the Board of Directors on disclosure adequacy and adherence to accounting principles. The Audit Committee also appoints the Company's Retirement Committee which is responsible for administering the Company's qualified U.S. retirement plans.

    COMPENSATION COMMITTEE. The Compensation Committee held two meetings in fiscal year 1993. Committee members are Mr. Hajjar (Chair) and Mr. Bell. The Committee reviews compensation philosophy and major compensation and benefits programs for executives; administers certain stock plans; and approves executive officers' and directors' compensation.

DIRECTOR COMPENSATION

    Officers of the Company do not receive any additional compensation for serving as members of the Board of Directors or any of its committees. Directors who are not employees of the Company or one of its equity partners receive an annual retainer fee of $16,000 ($17,000 if Chair of a Board committee) and $1,000 for each Board or Board committee meeting attended.

    Under the Company's 1992 Equity Incentive Plan, directors who are not employees of the Company or one of its equity partners are also eligible for stock options. As specified in the Plan, an option for 25,000 shares of the Company's Common Stock is granted to each such non-employee-director when such director first assumes office as a director. As described in Item Number 3 below, the Plan has been amended to provide for the annual grant of an option for 5,000 shares to each non-employee director upon the director's reelection to the Board. The terms and conditions for all options granted to non-employee directors are explained in more detail below.

CERTAIN BUSINESS RELATIONSHIPS

    Mr. Libbey is a member and Chairman of the Board of Fredrikson & Byron, P.A. Fredrikson & Byron, P.A. is regularly retained to provide legal services to the Company.

                                 ITEM NUMBER 2
                       APPROVAL OF SELECTION OF AUDITORS

    Upon recommendation of its Audit Committee, the Company's Board has selected KPMG Peat Marwick, certified public accountants, as independent auditors for the Company for the current fiscal year ending December 31, 1994. That firm has acted as independent auditors for the Company and its former parent company, Ceridian Corporation, for more than 30 years, and the Board considers it highly qualified. Although it is not required to do so, the Board of Directors wishes to submit the selection of KPMG Peat Marwick for shareholders' approval at the 1994 Annual Meeting. If the stockholders do not give approval, the Board will reconsider its selection.

    Representatives of KPMG Peat Marwick will be present at the 1994 Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

    THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.

                                 ITEM NUMBER 3
            APPROVAL OF AMENDMENTS TO THE 1992 EQUITY INCENTIVE PLAN

    In February 1994, the Board of Directors approved a number of changes to the 1992 Equity Incentive Plan (the "Plan"), subject to stockholder approval. The Board believes that the Plan has been, and will continue to be important for attracting, retaining and providing incentives for those officers, employees and nonemployee-directors who can have a significant effect on the success of the Company. Specifically, the Board approved the following amendments:

        1. Increasing the number of shares of the Company's Common Stock for issuance pursuant to awards under the Plan from 2,400,000 shares to 2,900,000 shares;

        2. Limiting the number of shares of the Company's Common Stock available to any one employee through the grant of stock options to 300,000 shares per calendar year;

        3. Providing for the automatic grant of nonqualified stock options in the amount of 5,000 shares of the Company's Common Stock to each non-employee director on an annual basis, with the first such option granted upon the non-employee director's reelection to the Board at each annual meeting of the stockholders thereafter, beginning with the Annual Meeting for which this Proxy is being solicited.

    The affirmative vote of a majority of the shares of the Company's Common Stock represented and voting on this proposal at the 1994 Annual Meeting of Stockholders is required for approval of the above amendments.

DESCRIPTION OF 1992 EQUITY INCENTIVE PLAN

    A general description of the material features of the 1992 Equity Incentive Plan follows, but this description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon written request to the Secretary of the Company:

    GENERAL. In July, 1992, the Company adopted the 1992 Equity Incentive Plan (the "Plan"). Under the Plan, the Compensation Committee may award nonqualified or incentive stock options, restricted stock and performance units to those officers and employees of the Company (including its subsidiaries and affiliates) whose performance, in the judgment of the Compensation Committee, can have a significant effect on the success of the Company. In addition, as described below, non-employee directors are also eligible for the grant of nonqualified stock options.

    SHARES AVAILABLE. Assuming the stockholders approve the proposed amendment, 2,900,000 shares of the Company's Common Stock will be available for issuance pursuant to options and restricted stock awards granted under the Plan. However, under the terms of the Plan as proposed to be amended, any one employee may not, in any calendar year, receive stock options which, in the aggregate, would permit the employee to purchase more than 300,000 shares of the Company's Common Stock. If any options granted under the Plan expire or terminate prior to exercise, the shares subject to the portion of the option not exercised will be available for subsequent option grants.

    The total number of shares and the exercise price per share of Common Stock that may be issued pursuant to outstanding stock options or restricted stock awards will be subject to adjustment by the Board of Directors upon the occurrence of stock dividends, stock splits or other recapitalizations, or because of mergers, consolidations, reorganizations, or similar transactions in which the Company receives no consideration. The Board may also provide for the protection of optionees or recipients of restricted stock awards and performance units in the event of a merger, liquidation, reorganization, divestiture (including a spin-off) or similar transaction after which the Company is not the surviving corporation.

    ADMINISTRATION AND TYPES OF AWARDS. With the exception of the nonemployee-director stock options, the features of which are established by the director option provisions specified in the Plan, the Plan will be administered by the Compensation Committee of the Board of Directors, which shall consist of at least two disinterested directors who are not employees of the Company, and which must approve options and awards granted under the Plan. The Committee has broad powers to administer and interpret the Plan, including the authority: (i) to establish rules for the administration of the Plan; (ii) to select the participants in the Plan; (iii) to determine the types of awards to be granted and the number of shares covered by such awards; and (iv) to set the terms and conditions of such awards. All determinations and interpretations of the Committee will be binding on all interested parties.

    OPTIONS. Options granted under the Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("I.R.C."), or "nonqualified" stock options that do not qualify for special tax treatment under Section 422 or similar provisions of the I.R.C. No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of the underlying Common Stock on the date the incentive stock option is granted. The exercise price for nonqualified stock options granted under the Plan also will not generally be less than the fair market value of a share of the Company's Common Stock on the date the nonqualified stock option is granted. The fair market value of the Company's Common Stock was $9.375 per share on March 22, 1994. The exercise price generally must be paid in cash unless the Compensation Committee permits payment in shares of Company stock.

    An option will generally expire ten years after the date it is granted, and will ordinarily become exercisable as to one-third of the shares subject to the option on each of the three succeeding anniversaries of the date of grant. The Compensation Committee may modify the exercisability of an option in its discretion. Following a "change of control termination," as described below, all options granted under the Plan will become immediately exercisable. Except for the annual grants of nonqualified stock options to non-employee directors described below, the grants of stock options under the Plan are subject to the Compensation Committee's discretion. Consequently, future grants to eligible optionees cannot be determined at this time.

    Directors who are not employees of the Company are also eligible for nonqualified stock options. As specified in the Plan, a stock option for 25,000 shares of the Company's Common Stock is granted to each non-employee director when such director first assumes office as a director. Under the proposed amendment, each nonemployee-director elected to the Board of Directors would be granted a stock option to purchase 5,000 shares of the Company's Common Stock each year upon his or her reelection to the Board, beginning with Annual Meeting of Stockholders to be held May 18, 1994. The exercise price for all options granted to a non-employee director will equal the fair market value of a share of the Common Stock as of the date the option is granted. Each option will be a nonqualified stock option, will expire ten years after the date it is granted and will become exercisable as to one-third of the shares subject to the option on each of the succeeding three anniversaries of the option grant. If a non-employee director ceases to be a director to the Company for reasons other than death or disability, any portion of the option not yet exercisable at such time will be forfeited, and the portion of the option then exercisable will remain exercisable for 90 days.

    RESTRICTED STOCK AWARDS AND PERFORMANCE UNITS. The Plan also provides for shares of the Company's Common Stock to be issued in the form of restricted stock awards, and for performance units, but the Company has not granted either of these forms of incentives. Because future grants of restricted stock awards and performance units are subject to the discretion of the Compensation Committee, future awards to eligible participants cannot be determined at this time.

    CHANGE OF CONTROL PROVISIONS. Following a "change of control termination," all options granted under the Plan, except those granted to non-employee directors, will become immediately exercisable and all restrictions on restricted stock awards, if any, under the Plan will immediately lapse. Within 30 days following a change of control termination, a participant in the Plan may require the Company to purchase any shares of stock awarded to the participant under the Plan as to which the restrictions on transfer lapsed because of the change of control termination. The purchase price will equal the fair market value of the shares on the day prior to the "change of control." These provisions also provide that all change of control compensation to a participant must be less than the amount which would be considered a "parachute payment" under Section 280G of the I.R.C. To the extent that change of control compensation would exceed this amount with respect to a participant, the participant must designate which payments would be reduced or eliminated so as to avoid receipt of a parachute payment.

    For purposes of these provisions, a "change of control termination" refers to either of the following if it occurs within two years of a "change of control" of the Company: (i) termination of the individual's employment by the Company for reasons other than a willful failure to perform his or her employment duties or conduct constituting a felony involving moral turpitude or
(ii) the individual terminates employment with the Company for "good reason." "Good reason" is generally defined as an adverse change in the individual's responsibilities, authority, compensation or working conditions, or a material breach of an employment agreement by the Company. "Change of control" is defined as: (i) a merger or consolidation involving the Company if less than 50% of the Company's voting stock after the business combination is held by persons who were stockholders before the business combination; (ii) a sale of the assets of the Company substantially as an entirety; (iii) ownership by a person or group of at least 20% of the Company's voting securities; (iv) approval by the stockholders of a plan for the liquidation of the Company; and (v) certain changes in the composition of the Company's Board of Directors.

    AMENDMENT. Except for the provisions of the Plan relating to the grant of nonqualified stock options to non-employee directors, the Board of Directors or the Compensation Committee may terminate or amend the Plan at any time prior to a "change of control," except that the terms of option or award agreements then outstanding may not be adversely affected without the consent of the individual. The provisions relating to the nonqualified stock options granted to the non-employee directors may not be amended more frequently than once every six months, unless the amendment is required to comply with changes in the Employee Retirement Income Security Act of 1974 ("ERISA") or the I.R.C. After a change of control, neither the Board of Directors nor the Compensation Committee may terminate or amend the Plan to deny participants the change of control benefits stated in the Plan. Neither the Board nor the Compensation Committee may amend the Plan without the approval of the Company's stockholders if the amendment would materially increase the total number of shares of Common Stock available for issuance under the Plan, materially increase the benefits accruing to any individual or materially modify the requirements as to eligibility for participation in the Plan.

    FEDERAL INCOME TAX MATTERS. "Nonqualified" stock options granted under the Plan are not intended to and do not qualify for the favorable tax treatment available to "incentive" stock options under I.R.C. Section 422. Generally, no income is taxable to the optionee (and the Company is not entitled to any deduction) upon the grant of a nonqualified stock option. When a nonqualified stock option is exercised, the optionee generally must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company normally will receive a deduction equal to the amount of compensation the optionee is required to recognize as ordinary income if the Company complies with applicable federal withholding requirements.

    "Incentive" stock options granted under the Plan are intended to qualify for favorable tax treatment under I.R.C. Section 422. Under Section 422, an optionee realizes no taxable income when an incentive stock option is granted. Further, the optionee generally will not realize any taxable income when the incentive stock option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

    NEW PLAN BENEFITS AND TABLE

    The Company's management and the Board of Directors believe that adoption of the proposed amendments will enable the Company to continue to attract and retain a strong management and employee base, and will further underpin the philosophy that directors and key employees should be linked to, incented by, and rewarded as a result of increasing shareholder value.

    The table below shows the total number of stock options that have been received by the following individuals and groups under the Plan:

                           1992 EQUITY INCENTIVE PLAN

                                                                                                 TOTAL NUMBER OF
                                   NAME AND POSITION/GROUP                                     OPTIONS RECEIVED(1)
- ---------------------------------------------------------------------------------------------  -------------------
JAMES E. OUSLEY
  President and Chief Executive Officer                                                               376,677
ROGER D. SHOBER
  Executive Vice President                                                                            180,070
DIETER PORZEL
  Vice President, Europe/Middle East and Africa                                                        87,608
JERRY J. JOHNSON
  Vice President, Secretary and Treasurer                                                             139,324
JOSEPH F. KILLORAN
  Vice President and Controller                                                                        93,682
Current Executive Group (5 persons)                                                                   794,068
Non-Executive Director Group (6 persons)                                                              125,000(2)
Non-Executive Officer Employee Group (151 persons)                                                  1,272,002

- ------------------------
(1) This table reflects only the total stock options granted in prior fiscal years including options granted during the 1993 fiscal year. Because future grants of stock options are subject to the Compensation Committee's discretion, the future benefits that may be received by these individuals or groups, under the Plan as amended, cannot be determined at this time.
(2) The Non-Executive Director Group would have received annual option grants totalling 25,000 shares if the Plan, as amended, had been in effect during 1993. Mr. Perry would not have been granted the annual option due to his relationship with an equity partner of the Company. In future fiscal years, each Non-Executive Director will receive an annual option grant for 5,000 shares upon reelection to the Board of Directors. Because grants of stock options to all other individuals and groups under the Plan, as originally adopted and as amended, are subject to the discretion of the Compensation Committee, the benefits that these individuals and groups could have received or may receive in the future cannot be determined at this time.

VOTE REQUIRED

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE 1992 EQUITY INCENTIVE PLAN. The affirmative vote of a majority of the shares represented in person or by proxy on this item of business at the 1994 Annual Meeting is required for approval of the proposed amendments to the Plan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the fiscal year 1993 annual and long-term compensation for the Company's Chief Executive Officer, the next four highest paid executive officers, as well as the total compensation paid to each individual during fiscal year 1993 and the period from August 1, 1992 (the date of the Company's spin-off from Ceridian Corporation) to January 1, 1993 (the Company's 1992 fiscal year end):

                                                                                 LONG TERM COMPENSATION
                                                                          ------------------------------------
                                                                                  AWARDS
                                                                          ----------------------
                                             ANNUAL COMPENSATION                      NUMBER OF
                                      ----------------------------------              SECURITIES
                                                               OTHER      RESTRICTED  UNDERLYING    PAYOUTS
                                                               ANNUAL       STOCK      OPTIONS/   ------------   ALL OTHER
        NAME AND                      SALARY (1)   BONUS    COMPENSATION   AWARD(S)      SARS     LTIP PAYOUTS  COMPENSATION
   PRINCIPAL POSITION       PERIOD       ($)        ($)         ($)          ($)         (#)          ($)           ($)
- -------------------------  ---------  ----------  --------  ------------  ----------  ----------  ------------  ------------
JAMES E. OUSLEY             FY 1993
 President and Chief        8-1-92    $ 331,538   $ 70,000                                    0                        0
 Executive Officer         to 1-1-93    133,335    153,600                              300,000                 $    568
ROGER D. SHOBER             FY 1993
 Executive Vice             8-1-92      220,000     35,750                                    0                        0
 President                 to 1-1-93     91,665     85,800                              150,000                      151
DIETER PORZEL (3)           FY 1993
 Vice President, Europe     8-1-92      218,246     17,308                               25,000                        0
 Middle East and Africa    to 1-1-93     90,790     60,801                               50,000                        0
JERRY J. JOHNSON            FY 1993
 Vice President,            8-1-92      160,000     20,000                                    0                        0
 Secretary and Treasurer   to 1-1-93     66,665     48,000                              100,000                      378
JOSEPH F. KILLORAN          FY 1993
 Vice President and         8-1-92      144,615     20,000                                    0                        0
 Controller                to 1-1-93  $  56,250   $ 62,050                               75,000                 $    202

- ------------------------------
(1) The amounts reflected in "Salary" include the named executive's salary deferral contributions to the Company's Personal Investment Plan, which is a savings plan qualified under Section 401 (a) and 401(k) of the Internal Revenue Code, for the period indicated. The Personal Investment Plan was amended, effective for fiscal year 1993, to provide for discretionary profit sharing contributions; however, no profit sharing contributions were made in 1993.
(2) "All Other Compensation" reflects the matching contributions made by the Company on behalf of the named executive under the Company's Personal Investment Plan for the period August 1, 1992 through January 1, 1993. Effective for the fiscal year 1993, the Personal Investment Plan was amended to eliminate matching contributions.
(3) All amounts for Mr. Porzel were paid in Deutsche Marks and converted to U.S. dollar equivalents at the exchange rate prevailing on December 31, 1993 (.5882).

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

    The following table presents information concerning the options/SARs granted during 1993 to the named executives:

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                               INDIVIDUAL GRANTS (1)                                     ANNUAL RATES OF
- -----------------------------------------------------------------------------------        STOCK PRICE
                         NUMBER OF        % OF TOTAL                                     APPRECIATION FOR
                        SECURITIES       OPTIONS/SARS                                    OPTION TERM (2)
                        UNDERLYING        GRANTED TO       EXERCISE OR               ------------------------
                       OPTIONS/SARS      EMPLOYEES IN      BASE PRICE   EXPIRATION       5%           10%
        NAME            GRANTED (#)       FISCAL YEAR       ($/SHARE)      DATE          ($)          ($)
- ---------------------  -------------  -------------------  -----------  -----------  -----------  -----------
JAMES E. OUSLEY                  0
ROGER D. SHOBER                  0
DIETER PORZEL               25,000                 6%           10.25      2/01/03   $   161,500  $   407,500
JERRY J. JOHNSON                 0
JOSEPH F. KILLORAN               0

- ------------------------
(1) All are options to purchase Common Stock. No SARs were granted separately or in tandem with the options. The options become exercisable as to one-third of the shares subject to the option on each of the three succeeding anniversaries of the date of grant. As described in Item Number 3 above, following a "change of control termination," all options granted will become immediately exercisable.
(2) The potential realizable value of each option grant has been estimated assuming the $10.25 per share market price of the Company's Common Stock appreciates in value at annualized rates of 5% and 10% from the grant date to the date that the option expires, net of the exercise price that the optionee must pay for the shares underlying such option. However, actual gains, if any, from the exercise of these options and from holding shares of the Company's Common Stock depend on the future performance of the Common Stock and overall stock market conditions. Whether the gains reflected in this Table will actually be achieved cannot be assured.

AGGREGATED OPTIONS/SAR EXERCISES IN
LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES

    The following table summarizes the options and SARs exercised during 1993 and presents the value of unexercised options and SARs held by the named executives at January 1, 1994:

                                                           SECURITIES
                                                           UNDERLYING
                                                           UNEXERCISED           VALUE OF
                                                            OPTIONS/            UNEXERCISED
                                                         SARS AT FISCAL        IN-THE-MONEY
                                                              YEAR-           OPTIONS/SARS AT
                                                           END (1) (#)        FY-END (2) ($)
                       SHARES ACQUIRED      VALUE
                         ON EXERCISE      REALIZED       EXERCISABLE (E)      EXERCISABLE (E)
        NAME                 (#)             ($)        UNEXERCISABLE (U)    UNEXERCISABLE (U)
- ---------------------  ---------------  -------------  -------------------  -------------------
JAMES E. OUSLEY              25,000      $   187,154        133,178(E)           $364,587(E)
                                                            218,499(U)           $474,802(U)
ROGER D. SHOBER              35,270      $   192,304         37,399(E)            $96,168(E)
                                                            107,401(U)           $227,428(U)
DIETER PORZEL                 7,674      $    46,480         19,132(E)            $44,553(E)
                                                             60,802(U)            $75,816(U)
JERRY J. JOHNSON             20,824      $   160,298         42,582(E)           $112,001(E)
                                                             75,918(U)            $49,909(U)
JOSEPH F. KILLORAN           11,282      $    92,316         28,700(E)            $66,837(E)
                                                             53,700(U)           $113,712(U)

- --------------------------
(1) All are options to purchase Common Stock. No SARs were exercised or are outstanding, whether free standing or in tandem with the options. The number of unexercised options includes shares that may be issued upon the exercise of replacement options which were provided to the optionee pursuant to the provisions of the spin-off of the Company from Ceridian Corporation to replace Ceridian stock options held by such optionee at the time of the spin-off. The number of shares subject to the optionee's replacement option and the exercise price were calculated to preserve the economic value of the optionee's Ceridian stock option. In addition, the replacement option contains the same terms and conditions as the Ceridian option, and the replacement option's duration and exercisability is measured according to the date that the Ceridian option was granted.
(2) Based on the difference between $10.125 (the closing price of the Company's Common Stock on December 31, 1993 as reported by NASDAQ) and the option's exercise price.

PENSION PLAN AND BENEFIT EQUALIZATION PLAN

    The Company maintains a defined benefit pension plan (the "Retirement Plan") for its domestic employees (including executive officers and employees of U.S. subsidiaries), which is funded by employee salary reductions and after-tax contributions and Company contributions. However, effective December 20, 1992, benefits under the Retirement Plan were frozen, meaning that no employees may become participants in the plan after that date, that pension benefits for all employees currently participating in the Retirement Plan will be computed only on the basis of compensation paid and years of service completed to that date, and that no future contributions will be made to the Retirement plan except to the extent required by the funding standards of ERISA and the I.R.C. All current Retirement Plan participants also acquired a fully vested interest in their pension benefits.

    Generally, the amount of the annual pension benefit under the Retirement Plan equals an annual base pension of 1.2% of the participant's average annual compensation during the participant's highest consecutive five-year earnings period ending on or before December 20, 1992, multiplied by the participant's credited years of service as of such date. In addition, the participant is entitled to an annual excess pension benefit of 0.4% of such average annual compensation in excess of the participant's "break point" multiplied by the participant's years of credited service as of December 20, 1992, or 30 years, whichever is less. A participant's "annual compensation" generally consists of salary and any annual bonus paid under the Executive Incentive Plan. The participant's "break point" amount essentially represents an average of the social security wage bases to which a participant has been subject over his or her career, and has been frozen at the amount determined for the participant as of December 20, 1992.

    The Company also maintains a Benefit Equalization Plan, under which benefits were also frozen on December 20, 1992. In 1992, the Internal Revenue Code limited the annual benefits payable from the Retirement Plan at $112,221 and provided that compensation in excess of $228,860 per year could not be used in calculating benefits under the Company's Retirement Plan described above. The Benefit Equalization Plan provides employees (including the named executive officers) with supplemental pension benefits so that they will receive, in the aggregate, the benefits that they would have been entitled to receive under the frozen Retirement Plan had these limits not been imposed. The Benefit Equalization Plan is an unfunded plan, and any amounts payable remain subject to the claims of the Company's creditors. Any benefits payable to a participant under the Benefit Equalization Plan commence at the same time as the pension benefits payable under the Retirement Plan.

    The estimated annual benefits payable under the Retirement Plan and Benefit Equalization Plan upon retirement at age 65 (expressed in the form of a single-life annuity) for each of the named executive officers are as follows:
Mr. Ousley, $111,215; Mr. Shober, $72,375; and Mr. Johnson, $77,499. The years of service this calculation represents at the time the plan was frozen in 1992 was 24.5 years, 27.6 years and 34.7 years respectively.

    Neither Mr. Killoran nor Mr. Porzel participated in the Retirement Plan. Mr. Killoran had participated in a pension plan sponsored by Ceridian Corporation for employees of a company acquired by Ceridian and received a distribution from Ceridian under that plan. The German subsidiary of the Company also maintains a defined benefit plan for its employees, including Mr. Porzel. Generally, the amount of the benefit is 0.5% of eligible earnings up to the social security wage base for each year of credited service, plus 2.0% of eligible earnings above the social security wage base for each year of credited service. For purposes of this calculation, eligible earnings are capped at three times the current social security wage base. Based upon present earnings, and normal indexed increases in the social security wage base, the estimated annual benefit payable to Mr. Porzel under the German retirement plan at age 65 is $70,629. Future increases in Mr. Porzel's compensation, if any, will not affect these amounts.

EMPLOYMENT AGREEMENTS

    The German subsidiary of the Company, Control Data GmbH, has an employment agreement with Mr. Porzel which is terminable by Control Data GmbH upon 36 months' notice or upon Mr. Porzel reaching age 65, and by Mr. Porzel upon 6 months' notice. Under this agreement, Mr. Porzel is required to devote full time to serve as the "Vorsitzender der Geschaeftsfuehrung" (chief executive officer) of Control Data GmbH. As such, he is prohibited from disclosing confidential information about the Company during and after the term of employment and he is required to disclose and assign to Control Data GmbH, in accordance with applicable German law, any intellectual property created during his employment. The agreement also provides for remuneration at levels determined in accordance with the compensation policies of the Company, and prescribes certain acts which require the prior approval of the Company. Upon any termination of his employment, Mr. Porzel will be entitled to receive remuneration at then-current levels for the balance of his notice period.

COMPENSATION COMMITTEE REPORT

    Decisions on compensation of the Company's executive officers generally are made by the Compensation Committee of the Board of Directors. The two members of the Compensation Committee are non-employee directors. Decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under the Company's 1992 Equity Incentive Plan which must be made solely by the Committee in order for the grants under such Plan to satisfy Rule 16b-3 of the Securities and Exchange Commission ("SEC").

    COMPENSATION PHILOSOPHY AND RELATIONSHIP OF PERFORMANCE. This report reflects the Compensation Committee's executive officer compensation philosophy as endorsed by the Board of Directors. The resulting actions taken by the Company are shown in the compensation tables supporting this report. The Compensation Committee either approves or recommends to the Board of Directors compensation levels and compensation components for the executive officers. With regard to compensation actions affecting the Chief Executive Officer, all of the non-employee members of the Board of Directors acted as the approving body. This report reflects the compensation philosophy for fiscal year 1993.

    The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus stockholder value, by significantly aligning the financial interests of the key executives with those of stockholders.

    The executive compensation program is viewed in total considering all of the component parts: base salary, annual performance incentives, benefits, and long-term incentive opportunity in the form of stock options. The annual compensation components consist generally of lower base salaries than those of comparable companies combined with higher incentive plans based on the Company's financial performance. Long-term incentive is based on stock performance through stock options. The Compensation Committee's position is that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Overall, the intent is to have more significant emphasis on variable compensation components and less on fixed cost components. The Committee believes this philosophy and structure are in the best interests of the stockholders.

    Compensation reflected in the previous tables paid to the Company's executive officers is from August 1, 1992 to January 1, 1994, consisting of the following elements: base salary, performance incentive paid for such period, and stock options granted under the Company's 1992 Equity Incentive Plan.

    Recent tax law changes, effective for fiscal year 1994 and future years, may disallow deductions for compensation paid by the Company to each of the Company's named executive officers if the officer's compensation exceeds $1,000,000. Special rules apply for "performance-based" compensation, including compensation resulting from stock options. As described in Item Number 3 above, to comply with the requirements relating to stock option plans, the 1992 Equity Incentive Plan has been amended to include a per-employee limit on the options that can be granted to salaried employees, including the named executive officers, during any calendar year. For other performance-based compensation plans, including the Executive Incentive Plan described below, the Company intends to take whatever steps are necessary to comply with the deduction limits imposed by the new tax provisions.

    ANNUAL INCENTIVE ARRANGEMENTS. The Company has adopted an Executive Incentive Plan which provides annual incentive compensation to key employees, including named executive officers, who by the nature of their positions, are deemed sufficiently accountable to impact directly the financial results of the Company. The Plan is approved by the Compensation Committee, whose members are not eligible to participate in the Plan.

    The Committee believes that key executives should have a significant proportion of total cash compensation subject to specific strategic and financial measurements. At the beginning of each fiscal year, or upon an individual being appointed an executive officer, the Committee sets a target bonus amount for each executive officer expressed as a percentage of the executive's base salary. Performance goals for purposes of determining annual incentive compensation are established which include net earnings and other strategic and financial measurements. Generally, the target level of net earnings is assigned a significantly greater weight than the aggregate weight assigned to all remaining factors. Senior management, including the named executives, have the potential to earn significantly higher levels of incentive compensation if the Company exceeds its targets. The target incentive compensation levels established by the Compensation Committee for 1993 expressed as a percentage of salary for Messrs. Shober, Porzel, Johnson and Killoran were 65%, 32%, 50% and 50% respectively.

    The performance goals established at the beginning of 1993 were based on several strategic and financial measurements including a target level of net earnings, asset management, and restructure management. The target level of net earnings was assigned a significantly greater weight than the aggregate weight assigned to the remaining factors. Mr. Porzel was assigned geographically specific financial measurements as well. Based on the evaluation of the above criteria, the Compensation Committee awarded incentive payments for fiscal 1993 at 25% of the target incentive compensation level for each named executive.

    1992 EQUITY INCENTIVE PLAN. The Compensation Committee of the Board of Directors determines stock option grants to eligible employees including the named executives. The Committee believes that options granted to management reinforce the Committee's philosophy that management compensation should be closely linked with shareholder value. The 1992 Equity Incentive Plan is more fully described in the section of this Proxy Statement soliciting approval of certain amendments to that plan. Stock options have been granted to approximately 20% of the Company's management worldwide.

    OTHER COMPENSATION PLANS. The Company has adopted certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitations on the amounts that may be contributed or the benefits payable under those plans. However, under the Company's Personal Investment Plan, which is a defined contribution plan qualified under I.R.C. Sections 401(a) and 401(k), participants, including the named executives, can contribute a percentage of their annual compensation. Beginning in 1993, the Company did not make a matching contribution for participants, but the Company established a profit sharing contribution contingent upon the Company reaching a target level of net earnings. The Company did not make a profit sharing contribution for the 1993 fiscal year. The Company permits participants to invest their salary deferral contributions and any Company matching or profit sharing contributions in a Company Common Stock Fund to align the employees' and the stockholders' interests in the enhancement of stockholder value. To further align these interests, the Company also grants employee stock options under the 1992 Equity Incentive Plan and has adopted an Employee Stock Purchase Plan approved by the stockholders in 1993. Other than these incentives and the Company's profit sharing contribution, benefits under the Company's broad-based benefit plans are not tied to Company performance.

    MR. OUSLEY'S 1993 COMPENSATION. Compensation for the CEO aligns with the philosophies and practices discussed above for executive officers in general. All compensation determinations and stock option grants to the CEO are reviewed by the Committee with the Board of Directors.

    At the beginning of each fiscal year, the Committee sets a target bonus amount for the CEO. The target incentive compensation level established for Mr. Ousley for 1993, expressed as a percentage of salary, was 80%, at the same level as 1992.

    For 1993, the CEO's performance goals were established based on strategic and financial measurements, including a target level of net earnings, asset management and restructure management. The target level of net earnings was assigned a significantly greater weight than the aggregate weight assigned to the remaining factors. In evaluating Mr. Ousley's performance for the purpose of determining his incentive compensation for such period, the Committee considered the Company's performance against its financial and restructuring objectives in light of the difficult worldwide economic situation, implementation of the Company's continuing strategy shift and acquisition strategy, and his demonstrated leadership. Based on the evaluation, the Compensation Committee awarded an incentive payment of 25% of Mr. Ousley's target incentive compensation level.

    During 1993, the Committee reviewed Mr. Ousley's salary, considering the compensation comparative data for CEO positions, the Committee's philosophy on positioning Mr. Ousley's compensation as compared to market data and his overall effectiveness in leading the Company in its first full year as a public company. The Committee decided to increase Mr. Ousley's base salary by $30,000 per year and to review his compensation again at the first Compensation Committee meeting in 1994 in conjunction with a quantitative and qualitative performance evaluation with the Board of Directors planned for the first meeting in 1994.

    The Compensation Committee is satisfied that the cash compensation and long-term incentive plans in the form of stock option awards provided to the CEO and to the executive officers of the Company are structured and operated to create a high degree of linkage to building profitability and shareholder value.

       W. Douglas Hajjar                                   W. Donald Bell

PERFORMANCE GRAPH

    The following performance graph compares the cumulative stockholder return on the Company's Common Stock with the S&P 500 Composite Index and the NASDAQ Computer and Data Processing Stock Index. The comparison assumes $100 was invested as of August 3, 1992 (the date the Company's Common Stock began trading) in Common Stock of the Company, and in each of the foregoing indices and assumes reinvestment of dividends. The NASDAQ Computer and Data Processing Stock Index was chosen for comparison purposes because it encompasses over 200 companies with many of the companies of a comparable size and because the Company's stock trades on NASDAQ.

                               STOCK PERFORMANCE

                           [STOCK PERFORMANCE GRAPH]

Control Data Systems,
 Inc........................  $  100.00  $  112.12  $  110.61  $  163.64  $  150.00  $  150.00  $  122.73
S&P 500 Composite Stock
 Index......................  $  100.00  $   98.54  $  103.51  $  108.03  $  108.55  $  111.36  $  113.94
NASDAQ Computer & Data
 Processing Stock Index.....  $  100.00  $  103.82  $  117.65  $  123.29  $  123.36  $  123.93  $  124.58

                                    GENERAL

    COSTS AND PROXY SOLICITATION. The costs of soliciting proxies will be borne by Control Data including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Control Data, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.

    Control Data has retained Georgeson & Co., a firm that provides professional proxy soliciting services, to aid in the solicitation of proxies for a fee of $6,000 and reimbursement of certain out-of-pocket expenses.

    STOCKHOLDER PROPOSALS FOR 1995 MEETING. Any stockholder proposals for the Company's 1995 Annual Meeting of Stockholders (anticipated date May 16, 1995) must be received by the Company by January 1, 1995 in order to be included in the Company's Proxy Statement. The proposals also must comply with all applicable statutes and regulations.

    REPORTS TO STOCKHOLDERS. Control Data's 1993 Annual Stockholders' Report, including financial statements, is being sent to stockholders of record on March 22, 1994, together with this Proxy Statement. CONTROL DATA WILL FURNISH TO STOCKHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 1, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, CONTROL DATA SYSTEMS, INC., 4201 LEXINGTON AVENUE NORTH, ARDEN HILLS, MINNESOTA 55126.

    OTHER BUSINESS. The Board of Directors know of no other matters to be presented at the 1994 Annual Meeting. If any other business properly comes before the 1994 Annual Meeting or any adjournment thereof, the appointees named in the Proxies will vote on the Proxies on that business in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          Ralph W. Beha
                                          GENERAL COUNSEL AND SECRETARY

                              (CONTROL DATA LOGO)

                          4201 LEXINGTON AVENUE NORTH
                          ARDEN HILLS, MINNESOTA 55126

                         CONTROL DATA SYSTEMS, INC.

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 1994

      The undersigned hereby appoints James E. Ousley and Ralph W. Beha, and each of them, with full power of substitution, as Proxies to represent and vote, as designated on the other side of this card, all shares of Common Stock of Control Data Systems, Inc. registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Hotel Intercontinental, 111 East 48th Street, New York, New York, at 10:00 a.m. Eastern Daylight Time on Wednesday, May 18, 1994, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

                       (continued, and to be dated and signed on the other side)

(CONTROL DATA LOGO)


                                             4201 Lexington Avenue North
                                             Arden Hills, Minnesota 55126-6198
                                             Telephone: 612/482-2401

                                             April 1, 1994

Dear Stockholder:

     You are cordially invited to join us for our Annual Meeting of Stockholders to be held this year on Wednesday, May 18, 1994, at 10:00 a.m., Eastern Daylight Time, at the Hotel Intercontinental, 111 East 48th Street, New York, New York.

     The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the Meeting. We will also report on matters of current interest to our stockholders.

     Whether you own a few or many shares of stock, it is important that your shares be represented. Whether you plan to attend personally or not, we encourage you to make certain that you are represented at the Meeting by signing the Proxy Card attached below and promptly returning it in the enclosed envelope.

                                             Sincerely,


                                             /s/ JAMES E. OUSLEY

                                             James E. Ousley
                                             PRESIDENT & CHIEF EXECUTIVE OFFICER


                        PLEASE DETACH PROXY CARD HERE

/   /


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH ITEM BELOW.


Item 1. Election of Directors            FOR all nominees listed below     /   /

                                         WITHHOLD AUTHORITY to vote
                                         for all nominees listed below     /   /

                                         EXCEPTIONS* (as marked
                                         to the contrary below)           /    /

              W. Donald Bell, Grant A. Dove, Marcelo A. Gumucio,
             W. Douglas Hajjar, Keith A. Libbey, James E. Ousley

   INSTRUCTION: To withhold authority to vote for any individual nominee mark the "Exceptions" box and strike a line through the nominee's name in the list above. Your shares will be voted for all nominees not stricken.

Item 2. Approve appointment of KPMG Peat Marwick as the Company's independent auditors.

          FOR     /   /         AGAINST     /   /       ABSTAIN     /   /

Item 3. Amendments to Stock Option Plan increasing the number of shares reserved, providing for a per-employee limit on options granted and providing for annual grants of options to non-employee directors.

          FOR     /   /         AGAINST     /   /       ABSTAIN     /   /

Item 4. Other Matters. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                           If you made an Address Change
                                           or Comments Mark Here          /    /

                                       PROXY DEPARTMENT
                                       NEW YORK, N.Y. 10203-0928


                                       Sign exactly as name appears hereon.
                                       Attorneys-in-fact, executors, trustees,
                                       guardians, corporate officers, etc.
                                       should give full title. If shares are
                                       held jointly, each holder must sign.

                                       Dated: ____________________________, 1994

                                       _________________________________________
                                                        Signature

                                       _________________________________________
                                                        Signature

Please Sign, Date and Return the Proxy Card Promptly.

                                       Value MUST be indicated    /    /